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                                  EXHIBIT 99.0


               CAPITAL ONE MASTER TRUST AGGREGATED DATA FOR 1996


Defaults                                                        $443,804,949.45

Total Collections                                             10,469,681,905.47

Collections of Principal Receivables                           8,981,698,136.56

Collections of Finance Charge Receivables                      1,500,720,869.08
(includes amortization of annual membership fees)

Monthly Servicing Fee paid                                       143,293,306.96

Aggregate amount paid to Certificateholders
allocable to interest                                            411,157,768.40

Aggregate amount paid to Certificateholders
allocable to principal                                         1,758,734,091.00

Class A Investor Charge-Offs                                               0.00

Class B Investor Charge-Offs                                               0.00

Reductions in Collateral Indebtedness Interest                             0.00





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